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                                                                    EXHIBIT 13.1

      The certification set forth below is being submitted in connection with the Amendment No. 1 to the Annual Report on Form 20-F for the year ended December 31, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Hector Lopez Vilaseco, the Chief Executive Officer and Alejandro Gonzalez Dale, the Chief Financial Officer of Endesa-Chile, each certifies that, to the best of our knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Endesa-Chile.

      Date: July 30, 2004


                                    /s/ Hector Lopez Vilaseco
                                   -------------------------------
                                   Name: Hector Lopez Vilaseco
                                   Chief Executive Officer

                                   /s/ Alejandro Gonzalez Dale
                                   --------------------------------
                                   Name: Alejandro Gonzalez Dale
                                   Chief Financial Officer